Exhibit 99.1

INSTALLED BUILDING PRODUCTS ADDS DISTRIBUTION PLATFORM WITH THE ACQUISITION OF AMD DISTRIBUTION, INC.

– Accretive Acquisition Adds Approximately $71 Million of Annual Revenue –

Columbus, Ohio, December 13, 2021. Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, announced today the acquisition of AMD Distribution, Inc. (“AMD”) headquartered in Spring Valley, Minnesota.

AMD was founded in 2001 and currently has eight locations, including three bonded warehouses, generating approximately $71 million of annual revenue across 21 states throughout the Midwest and Mountain West. With a focus on residential, commercial and agricultural end-markets, AMD distributes products and materials that are used primarily in the installation of spray foam insulation, metal building insulation, residential insulation, and mechanical and fabricated Styrofoam insulation in new construction projects. AMD is also a distributor of accessories and equipment used throughout the insulation installation process.

Jeff Edwards, Chairman and Chief Executive Officer, stated, “I am excited to announce the acquisition of AMD Distribution, Inc. AMD’s scale and experience serving our core insulation markets provides IBP with a distribution platform, which further diversifies our revenue mix, end-markets, and geographic footprint. Over the long-term, we expect AMD will improve the flexibility of both our supply chain and cost structure for insulation accessories. Additionally, we believe there is an opportunity for this platform to contribute to the growth of our complementary building products.”

“IBP is the ideal partner and I am excited to join the Company to lead the growth of its distribution platform,” said Aaron Kolling, AMD’s President and Co-Founder. “We believe our distribution capabilities complement IBP’s existing business, opening a new opportunity for expansion as well as operational and cost efficiencies. On behalf of the AMD team, we look forward to continuing our success as part of the IBP team.”

The Company expects the acquisition will be immediately accretive to earnings.

“This has been an historic year of acquisition growth for IBP. To date, we have acquired approximately $211 million of annual revenues, more than doubling our $100 million acquired annual revenue target for 2021. The reputation and relationships our senior managers have built throughout the industry enhances our ability to source strategic and accretive acquisitions. We continue to have a robust pipeline of acquisition opportunities across multiple geographies, products, and end-markets, and we expect 2022 to be another strong year of growth. On behalf of everyone at IBP, I want to welcome AMD onto our team,” concluded Mr. Edwards.

About Installed Building Products

Installed Building Products, Inc. is one of the nation’s largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of over 190 branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the expected benefits and impacts of the AMD acquisition, the housing market and the commercial market, improved flexibility of our supply chain and cost structure for insulation accessories, our financial and business model, the demand for our services and product offerings, expansion of our national footprint and end markets, growth of our distribution platform, diversification of our products, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions, our ability to improve sales and profitability, and expectations for demand for our services and our earnings in the future. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the risk that AMD will not be integrated successfully or that the anticipated benefits of the AMD transaction will not be achieved; the duration, effect and severity of the COVID-19 crisis; the adverse impact of the COVID-19 crisis on our business and financial results, our supply chain, the economy and the markets we serve; general economic and industry conditions; the material price and supply environment; the timing of increases in our selling prices; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net

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